As filed with the Securities and Exchange Commission on June 21, 2006
     Registration No. 333- ___

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under The Securities Act of 1933
INFORMATICA CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	77-0333710

(State of incorporation)	(I.R.S. Employer Identification Number)
100 Cardinal Way, Redwood City, California 94063

(Address, including zip code, of Registrant’s Principal Executive Offices)

1999 STOCK INCENTIVE PLAN
1999 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)
Sohaib Abbasi
President and Chief Executive Officer
Informatica Corporation
100 Cardinal Way
Redwood City, California 94063
(650) 385-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Jose F. Macias, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304-1050

CALCULATION OF REGISTRATION FEE

			Proposed
			Maximum	Proposed Maximum	Amount of
Title of Securities to	Amount to be		Offering Price	Aggregate Offering	Registration
be Registered	Registered (1)		Per Share	Price	Fee
Common Stock, par value $0.001 per share, reserved under the 1999 Stock Incentive Plan (the “Plan”)	4,721,733	(2)	$13.61 (4)	$64,262,787.00 (4)	$6,876.00
Common Stock, par value $0.001 per share, reserved under the 1999 Employee Stock Purchase Plan (the “ESPP”)	1,888,693	(3)	$11.57 (5)	$21,852,179.00 (5)	$2,338.00
Total	6,610,426			$86,114,966.00	$9,214.00

     (1) This Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the Plan or the ESPP by reason of any dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of shares of the Registrant’s Common Stock outstanding.
     (2) This amount results from the automatic annual increase on January 1, 2006 of 4,721,733 shares, which annual increase is provided for in the Plan, to the number of shares of the Registrant’s Common Stock reserved for issuance under the Plan.
     (3) This amount results from the automatic annual increase on January 1, 2006 of 1,888,693 shares, which annual increase is provided for in the ESPP, to the number of shares of the Registrant’s Common Stock reserved for issuance under the ESPP.
     (4) Computed in accordance with Rules 457(h)(1) and 457(c) under the Securities Act of 1933. The proposed maximum offering price per share of $13.61 was computed by averaging the high and low prices of a share of the Registrant’s Common Stock as reported on the Nasdaq National Market on June 20, 2006.
     (5) The proposed maximum offering price per share of $ 11.57 was determined by discounting the offering price per share as computed in note four above by 15%, in accordance with the terms of the ESPP.

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INFORMATICA CORPORATION
REGISTRATION STATEMENT ON FORM S-8
INTRODUCTION
     This Registration Statement on Form S-8 is filed by Informatica Corporation, a Delaware corporation (the “Registrant”), relating to (i) the automatic increase on January 1, 2006 of 4,721,733 shares of its common stock, par value $0.001 per share (the “Common Stock”), for issuance under the Registrant’s 1999 Stock Incentive Plan (the “Plan”) as provided in the Plan, and (ii) the automatic increase on January 1, 2006 of 1,888,693 shares of Common Stock for issuance under the Registrant’s 1999 Employee Stock Purchase Plan (the “ESPP”) as provided in the ESPP.
PART I
INFORMATION REQUIRED IN THE PROSPECTUS
Item 1. Plan Information.
     The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.
Item 2. Registration Information and Employee Plan Annual Information.
     The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents and information previously filed with the Commission by the Registrant are hereby incorporated by reference into this Registration Statement:
1.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the Commission on February 28, 2006 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2.	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, filed with the Commission on May 9, 2006 pursuant to Section 13(a) of the Exchange Act.

3.	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 31, 2006, March 10, 2006 and March 14, 2006 (pursuant to Item 1.01), pursuant to Section 13(a) of the Exchange Act.

4.	The description of Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A dated April 26, 1999, as amended on November 6, 2001, filed pursuant to Section 12(g) of the Exchange Act.
     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Mark A. Bertelsen, a member of the law firm Wilson Sonsini Goodrich & Rosati (“WSGR”) and a director of the Registrant, holds options to purchase 195,000 shares of the Registrant’s Common Stock. WSGR is giving an opinion upon the validity of the shares being registered.
Item 6. Indemnification of Directors and Officers.
     Under Section 145 of the General Corporation Law of the State of Delaware, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Registrant’s Amended and Restated Bylaws also provide for mandatory indemnification of its directors, executive officers, employees and agents, to the fullest extent permissible under Delaware law.
     The Registrant’s Amended and Restated Certificate of Incorporation provides that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to the Registrant and its stockholders. These provisions do not eliminate the directors’ duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other laws, such as the securities laws or state or federal environmental laws. The Registrant maintains a policy of directors’ and officers’ liability insurance that insures the Company’s directors and officers against the costs of defense, settlement or payment of a judgment under certain circumstances.
     The Registrant has entered into indemnification agreements with its directors and officers that provide the maximum indemnity allowed to directors and officers by the General Corporation Law of the State of Delaware and the Registrant’s Amended and Restated Bylaws.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Index to Exhibits.

Exhibit
Number	Description of Document
4.1	Amended and Restated Certificate of Incorporation, as amended (1)

4.2	Amended and Restated Bylaws (2)

4.3	1999 Stock Incentive Plan, as amended (3)

4.4	1999 Employee Stock Purchase Plan, as amended (4)

5.1	Opinion of Counsel as to legality of securities being registered

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Counsel (contained in Exhibit 5.1)

24.1	Power of Attorney (see page 5)

(1)	Incorporated by reference to Exhibit Number 3.1 of the Registrant’s Registration Statement on Form S-1, as amended, as filed with the Commission on April 8, 1999 (File No. 333-72677) (the “Form S-1”) and Exhibit Number 3.4 of the Registrant’s Quarterly Report on Form 10-Q, as filed with the Commission on August 14, 2000 (File No. 000-25871).

(2)	Incorporated by reference to Exhibit Number 3.4 of the Registrant’s Annual Report on Form 10-K, as filed with the Commission on February 28, 2006 (File No. 000-25871).

(3)	Incorporated by reference to Exhibit 4.3 of the Registrant’s Registration Statement on Form S-8, as filed with the Commission on August 3, 2001 (File No. 333-66754).

(4)	Incorporated by reference to Exhibit 4.4 of the Registrant’s Registration Statement on Form S-8, as filed with the Commission on August 3, 2001 (File No. 333-66754).
Item 9. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Redwood City, State of California, on this 21st day of June, 2006.

INFORMATICA CORPORATION
By:	/s/ Sohaib Abbasi
Sohaib Abbasi
President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Sohaib Abbasi as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and on his behalf to sign, execute and file this Registration Statement and any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and any or all documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming that such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sohaib Abbasi Sohaib Abbasi	Chief Executive Officer, President and Director (Principal Executive Officer)	June 21, 2006

/s/ Earl E. Fry Earl E. Fry	Chief Financial Officer, Executive Vice President and Secretary (Principal Financial Officer and Principal Accounting Officer)	June 21, 2006

/s/ Mark A. Bertelsen Mark A. Bertelsen	Director	June 21, 2006

/s/ Janice D. Chaffin Janice D. Chaffin	Director	June 19, 2006

/s/ David Pidwell David Pidwell	Director	June 21, 2006

/s/ Charles J. Robel Charles J. Robel	Director	June 21, 2006

/s/ A. Brooke Seawell A. Brooke Seawell	Director	June 21, 2006

/s/ Geoff N. Squire Geoff N. Squire	Director	June 21, 2006

/s/ Carl James Yankowski Carl James Yankowski	Director	June 21, 2006

INDEX TO EXHIBITS

Exhibit
Number	Description of Document
4.1	Amended and Restated Certificate of Incorporation, as amended (1)

4.2	Amended and Restated Bylaws (2)

4.3	1999 Stock Incentive Plan, as amended (3)

4.4	1999 Employee Stock Purchase Plan, as amended (4)

5.1	Opinion of Counsel as to legality of securities being registered

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Counsel (contained in Exhibit 5.1)

24.1	Power of Attorney (see page 5)

(1)	Incorporated by reference to Exhibit Number 3.1 of the Registrant’s Registration Statement on Form S-1, as amended, as filed with the Commission on April 8, 1999 (File No. 333-72677) (the “Form S-1”) and Exhibit Number 3.4 of the Registrant’s Quarterly Report on Form 10-Q, as filed with the Commission on August 14, 2000 (File No. 000-25871).

(2)	Incorporated by reference to Exhibit Number 3.4 of the Registrant’s Annual Report on Form 10-K, as filed with the Commission on February 28, 2006 (File No. 000-25871).

(3)	Incorporated by reference to Exhibit 4.3 of the Registrant’s Registration Statement on Form S-8, as filed with the Commission on August 3, 2001 (File No. 333-66754).

(4)	Incorporated by reference to Exhibit 4.4 of the Registrant’s Registration Statement on Form S-8, as filed with the Commission on August 3, 2001 (File No. 333-66754).